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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 18, 2000

                          -----------------------------


                               Purina Mills, Inc.

             (Exact name of registrant as specified in its charter)




          DELAWARE                    33-66606                  43-1359249
(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)

1401 S. Hanley Road, St. Louis, Missouri                          63144
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (314) 768-4100
                               ------------------



--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)





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ITEM 5. OTHER EVENTS.

                  Purina Mills, Inc. ("PMI") and certain of its subsidiaries (collectively, the "Debtors") have previously filed, on October 28, 1999, voluntary petitions under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case No. 99-3938 (SLR)). On January 18, 2000, the Debtors filed with the Bankruptcy Court a proposed Joint Plan of Reorganization (the "Plan") and a related proposed Disclosure Statement, each of which is attached hereto as an exhibit.

The proposed Plan, as described in the proposed Disclosure Statement, constitutes the agreement among the Debtors; Koch Industries, Inc. ("Koch Industries") and its subsidiary, Koch Agriculture Company ("Koch Agriculture"); the creditors committee appointed by the Bankruptcy Court in the chapter 11 proceedings; and the holders (collectively, the "Consenting Holders") of approximately 55% of the principal amount of PMI's 9% Senior Subordinated Notes Due 2010 (the "Subordinated Notes") regarding the settlement of issues among Koch Industries and its affiliates, the Debtors and the Debtors' creditors. It is contemplated that Koch Industries, Koch Agriculture and the Consenting Holders will enter into an agreement pursuant to which the Consenting Holders will agree to vote in favor of the proposed Plan, subject to the satisfaction of certain conditions, including approval by the Bankruptcy Court of the proposed Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

                  Under the proposed Plan (a) Koch Agriculture 's equity interest in PMI's parent company, PM Holdings Corporation, would be canceled;
(b) Koch Agriculture would provide a one time $60 million capital contribution to PMI; and (c) holders of the Subordinated Notes, together with the holders of other allowed general unsecured pre-petition claims, would receive new common stock in reorganized PMI.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               NOT APPLICABLE

(b)  PRO FORMA FINANCIAL INFORMATION.

               NOT APPLICABLE

(c)  EXHIBITS.

         Exhibit No.     Exhibit Description

           99.1       Press Release issued January 18, 2000

           99.2 Joint Plan of Reorganization, dated January 18, 2000, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Purina Mills, Inc., et al., Case No. 99-3938 (SLR).



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              99.3         Disclosure Statement pursuant to Section 1125 of the
                           Bankruptcy Code for the Joint Plan of Reorganization, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Purina Mills, Inc., et al., Case No. 99-3938 (SLR).




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Purina Mills, Inc.


                                                  Del G. Meinz
Date: January 20, 2000                     By:_____________________________
                                           Name:  Del G. Meinz
                                           Title: Vice President, Treasurer
                                                  and Controller




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                                  EXHIBIT INDEX

        Exhibit No.    Exhibit Description

          99.1            Press Release issued January 18, 2000

          99.2 Joint Plan of Reorganization, dated January 18, 2000, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Purina Mills, Inc., et al., Case No. 99-3938 (SLR).

          99.3 Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization, as filed in the United States Bankruptcy Court for the District of Delaware in In re: Purina Mills, Inc., et al., Case No. 99-3938 (SLR).